                                                                 EXHIBIT 23(a)




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following registration statements on Form S-3 and related prospectuses and in the following registration statements on Form S-8 of The Williams Companies, Inc. of our report dated February 17, 2000, except for the matters described in the fourth and sixth paragraphs of Note 1, Note 11 and Note 22, as to which the date is June 9, 2000, with respect to the consolidated financial statements and schedules of The Williams Companies, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 1999:


             Form S-3:      Registration No. 333-20929; Registration No. 333-35097;
                            Registration No. 333-29185; Registration No. 333-24683;
                            Registration No. 333-66141; Registration No. 333-20927

             Form S-8:      Registration No. 33-36770;  Registration No. 33-44381;
                            Registration No. 33-40979;  Registration No. 33-45550;
                            Registration No. 33-43999;  Registration No. 33-51539;
                            Registration No. 33-51543;  Registration No. 33-51551;
                            Registration No. 33-51549;  Registration No. 33-51547;
                            Registration No. 33-56521;
                            Registration No. 33-58671;  Registration No. 333-03957;
                            Registration No. 333-11151; Registration No. 333-40721;
                            Registration No. 333-33735; Registration No. 333-30095;
                            Registration No. 333-48945; Registration No. 333-61597;
                            Registration No. 333-90265; and Registration No. 333-76929.


                                                            ERNST & YOUNG LLP

Tulsa, Oklahoma
June 15, 2000